CHIURAZZI INTERNAZIONALE S.R.L.
BALANCE SHEETS
(Unaudited)

	March 31, 2013	December 31, 2012
Assets

Current Assets
Cash and Cash Equivalents	$ 11,622	$ 43,417
Accounts Receivable, net of Allowance for Doubtful Accounts	641	661
Inventories	837,510	725,574
Other Current Assets	20,384	10,505
Total Current Assets	870,157	780,157

Long-Term Assets
Property, Plant and Equipment, net of Accumulated Depreciation	1,405,974	1,469,796
Intangible Asset, net of Accumulated Amortization	7,860	8,105
Other Non-Current Assets	8,375	11,271
Total Long-Term Assets	1,422,209	1,489,172
Total Assets	$ 2,292,366	$ 2,269,329

Total Liabilities and Shareholder's Equity

Liabilities
Current Liabilities
Short-Term Borrowings - Related Parties	$ 465,419	$ 317,472
Accounts Payable and Accrued Liabilities	174,990	185,117
Tax Payable	91,660	75,180
Total Current Liabilities	732,069	577,769

Long-Term Liabilities
Other Liabilities	41,059	37,081
Total Long-Term Liabilities	41,059	37,081
Total Liabilities	773,128	614,850

Commitments and Contingencies

Shareholder's Equity
Contributed Capital	2,916,252	2,916,252
Accumulated Deficit	(1,319,207)	(1,231,894)
Accumulated Other Comprehensive Loss	(77,807)	(29,879)
Total Shareholder's Equity	1,519,238	1,654,479
Total Liabilities and Shareholder's Equity	$ 2,292,366	$ 2,269,329

See Accompanying Notes to Financial Statements.

CHIURAZZI INTERNAZIONALE S.R.L.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended March 31,
	2013	2012

Revenue	$ 7	$ 58,836

Operating Costs:
Cost of Goods Sold	716	81,316
General and Administrative Expenses	67,854	66,817
Total Operating Costs	68,570	148,133

Net Operating Loss	(68,563)	(89,297)

Provision for Income Taxes	18,750	-
Net Loss	(87,313)	(89,297)

Other Comprehensive Income (Loss):
Foreign currency translation adjustment	(47,928)	41,721
Total Comprehensive Loss	$ (135,241)	$ (47,576)

	See Accompanying Notes to Financial Statements.

CHIURAZZI INTERNAZIONALE S.R.L.
STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2013	2012

Operating Activities
Net Loss	$ (87,313)	$ (89,297)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and Amortization	20,918	22,486
Changes In Operating Assets and Liabilities:
Inventories	(137,917)	(35,443)
Other Assets	(7,873)	31,165
Accounts Payable and Accrued Liabilities	(4,678)	(11,926)
Deferred Revenue	-	(7,795)
Tax Payable	19,320	-
Other Liabilities	5,252	5,554
Net Cash Used in Operating Activities	(192,291)	(85,256)

Investing Activities
Capital Expenditures for Property, Plant, and Equipment	(881)	(2,238)
Net Cash Used in Investing Activities	(881)	(2,238)

Financing Activities
Advances from related parties	-	12,948
Proceeds from Borrowings on Debt - Related Parties	162,327	11,311
Net Cash Provided by Financing Activities	162,327	24,259

Net Effect of Exchange Rate Changes	(950)	1,773

Net decrease in cash and cash equivalents	(31,795)	(61,462)
Cash at the beginning of the period	43,417	64,030
Cash and cash equivalents at the end of the period	$ 11,622	$ 2,568

Supplemental cash flow data
Cash paid during the period for:
Interest	$ -	$ -

Income Taxes	$ -	$ -

	See Accompanying Notes to Financial Statements.

CHIURAZZI INTERNAZIONALE S.R.L.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Note 1 - Description of Business

Chiurazzi Internazionale S.r.l. (the “Company”, “Chiurazzi Srl”) is an Italian company, whose principal business purpose is to produce, market and sale works of art. The Company was a wholly-owned subsidiary of CI Holdings, Inc.

Reverse Acquisition

On May 7, 2013, Experience Art and Design, Inc. (“EXAD”) completed the acquisition of the all of the assets of Chiurazzi Internazionale S.r.l. (pursuant to the terms of the purchase agreement with CI Holdings, Inc.  EXAD acquired Chiurazzi Srl, with Chiurazzi Srl continuing as the accounting acquirer and becoming a wholly-owned subsidiary of EXAD.  In connection with the acquisition, 9,700,000 EXAD’s common shares were issued to acquire 100% of the assets, liabilities, and equity of Chiurazzi Srl.  EXAD also assumed a secured note payable to Chiurazzi International, LLC for $2,540,000 in conjunction with the acquisition.  At the closing of the purchase transaction, EXAD cancelled 23,000,000 shares of restricted common stock held by Arthur John Carter, EXAD’s President prior to the purchase transaction.

Note 2 - Basis of Presentation and Summary of Significant Accounting Policies

The accompanying unaudited financial statement have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”), regarding interim financial reporting.  Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations.  As such, the information included in this quarterly report should be read in conjunction with the audited financial statements for the years ended December 31, 2012 and 2011 included elsewhere in this document.

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Management's Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses.  Actual results could differ from these estimates.

Revenue Recognition

Revenue is recognized when the earning process is completed, the risks and rewards of ownership have transferred to the customer, which is generally the same day as delivery or shipment of the product, the price to the buyer is fixed or determinable, and collection is reasonably assured.  Taxes assessed by a governmental authority that are incurred as a result of a revenue transaction are not included in revenues.  The Company has no significant sales returns or allowances.

Foreign Currency Translation

The functional currency of the Company is its local currency, the euro.  The translation from the applicable foreign currency to US dollars is performed for the balance sheet accounts using the exchange rates in the effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate for the period.  The resulting translation adjustments are recorded as a component of Accumulated Other Comprehensive Income (Loss).  As of March 31, 2013 and December 31, 2012, the accumulated foreign currency translation loss was $77,807 and $ 29,879, respectively.

Subsequent Events

The Company has evaluated all transactions from March 31, 2013 through the financial statement issuance date for subsequent event disclosure consideration.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our consolidated financial position, operations or cash flows.

Note 3 - Going Concern and Liquidity Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. For the three months ended March 31, 2013, the Company had a net loss of $87,313 and had an accumulated deficit of $1,319,207 as of March 31, 2013.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2013.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 4 - Inventories

Inventories consisted of the following:

	March 31, 2013	December 31, 2012
Raw materials and consumables	$3,411	$3,827
Semi-finished goods	50,472	70,576
Finished products	783,627	651,171
Total	$837,510	$725,574

Note 5 - Property, Plant and Equipment

Property, plant and equipment consisted of the following:

	March 31, 2013	December 31, 2012
Plant and machinery	$75,980	$77,465
Furniture and fixtures	5,669	5,845
Specific equipment and collection of moulds	1,512,288	1,559,370
Property, plant and equipment, at cost	1,593,937	1,642,680
Accumulated depreciation	(187,963)	(172,884)
Total, net	$1,405,974	$1,469,796

The depreciation expense for the three months ended March 31, 2013 and 2012 are as follows:

	Three Months Ended March 31,
	2013	2012
Inventories	$20,827	$22,305
General and administrative expenses	91	181
Total	$20,918	$22,486

Note 6 – Employee Termination Indemnities

Upon dismissal for any reason, employees in Italy are entitled to the “Trattamento di Fine Rapporto” (“TFR”). TFR is deferred compensation that accrues year by year in favor of an employee and is paid upon termination, but is not connected or subject to the circumstances regarding termination. TFR must be contributed by employers to complementary funds (with the exception of employees who have opted out of such allocation) or to a governmental fund established specifically in order to manage TFR accruals. Annual TFR accruals are calculated on the basis of an employee’s salary. Accrued TFR was $41,059 and $37,081 as of March 31, 2013 and December 31, 2012, respectively.

Note 7 - Related-Party Transactions

The Company has a credit arrangement with Chiurazzi International LLC, former parent of the Company, which has been used to fund their ongoing operations prior to the sale of the Company to CI Holdings, Inc. by Chiurazzi International LLC.  The fund borrowed accrued interest at 5% per annum and was originally due on January 31, 2016. As of March 31, 2013, payable to CI Holdings, Inc. was $465,419.

Note 8 - Income Taxes

The Company is governed by Italian tax law and is generally subject to tax at a statutory rate of 27.5% on income reported in the statutory financial statements after appropriate tax adjustments. Under Italian tax law, companies that can be considered ‘dormant’ will have to pay 38% corporate income tax (IRES) tax rate compared to the ordinary rate of 27.5%. The minimum tax for dormant company is calculated based on certain percentage of its assets. Companies are considered as “dormant” when their ordinary revenues and inventories increasing included in the statement of operations are lower than the ones deriving from certain percentages of its assets. An entity is also considered to be dormant in a fiscal year if it has had tax losses in the three previous years. The Company has losses since its inception in 2010 and has accrued a minimum tax of $18,750.

The components of the income tax provision for each of the periods presented below are as follows:

Three Months Ended March 31,
	2013	2012
Current	$ 18,750	$ –
Deferred	–	–
Total	$ 18,750	$ –

The effective income tax expense differed from the computed “expected” income tax expense on earnings before income taxes for the following reasons:

	Three Months Ended March 31,
	2013	2012
Computed Italian income tax provision	$ –	$ –
Italian income taxes	18,750	–
Increase in valuation allowance	–	–
Total	$ 18,750	$ –

Note 9 – Commitments and Contingencies

The Company leases the foundry and office space under non-cancelable lease agreements. The leases generally provide that we pay the taxes, insurance and maintenance expenses related to the leased assets. Future minimum lease payments for non-cancelable operating leases as of March 31, 2013 were as follows:

2013	$ 39,794
2014	53,058
2015	54,596
2016	56,134
Future minimum lease payments	$ 203,582

Note 10 – Subsequent Events

In connection with the acquisition transaction with EXAD, CI Holdings forgave a total of $324,553 of short-term borrowings. The balance at December 31, 2012 was $317,472 and additional advances of $7,081 were made from January 1, 2013 to May 7, 2013.

During August and September 2013, EXAD received cash of $1,344,500 for the subscription of 1,075,600 shares of common shares in a private offering of securities. Such shares have not been registered under federal or state securities laws, are restricted and may be sold only pursuant to registration or exemptions thereunder.